UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)	February 17, 2009

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-6887

99-0148992

(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number,
including area code)		(808) 694-8822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On February 17, 2009, the Human Resources and Compensation Committee of the Board of Directors of Bank of Hawaii Corporation (the “Company”) granted Mr. Kent T. Lucien, Vice Chairman and Chief Financial Officer of the Company, Mr. Mark A. Rossi, Vice Chairman and Corporate Secretary, and Ms. Mary E. Sellers, Vice Chairman and Chief Risk Officer, a cash award of $200,000 (the “Grant”).  The Grant is subject to certain terms and conditions, including the agreement that payment, net of taxes, be returned should employment be terminated due to reasons other than death, disability or retirement in the year following the second payment.

In 2008, the Committee approved the “Cash for Equity Program” as an alternative to equity based compensation.  The goals of the program are to accelerate stock accumulation, simplify compensation and foster long-term employment.

The foregoing does not constitute a complete summary of the terms of the Grant and reference is made to the complete text of the Grant attached hereto as Exhibit 10.2.  The Grant is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.

10.2	Cash for Equity Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2009

BANK OF HAWAII CORPORATION

By:	/s/ MARK A. ROSSI
Mark A. Rossi
Vice Chairman and Corporate Secretary